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                    BARRISTER INFORMATION SYSTEMS CORPORATION








                           EXHIBIT 3.8 - AMENDMENT TO
                        THE CERTIFICATE OF INCORPORATION
                               DATED MARCH 6, 1996



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                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                    BARRISTER INFORMATION SYSTEMS CORPORATION

               (UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW)

                             ---------------------

                  The undersigned, Henry P. Semmelhack and Mark C. Donadio, being respectively the President and Secretary of Barrister Information Systems Corporation do hereby certify:

                  1. The name of the Corporation is Barrister Information Systems Corporation.

                  2. The original Certificate of Incorporation of the Corporation was filed by the Department of State on March 26, 1982.

                  3. Paragraph FOURTH of the Certificate of Incorporation, as amended and restated, which provides that the total number of shares which the corporation is authorized to issue is 12,000,000, of which 10,000,000 shares are designated Common Stock, par value $.24 per share, and 2,000,000 shares are designated Preferred Stock, par value $1.00 per share, is hereby amended:

                  (a) To increase the total number of authorized shares of Common Stock from 10,000,000, par value $.24 per share, to 20,000,000, par value $.24 per share, resulting in an increase in the total number of authorized shares of stock of the Corporation from 12,000,000 to 22,000,000.

     To effect such amendments, Paragraph FOURTH of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

                  FOURTH. The total number of shares which the corporation shall have authority to issue is 22,000,000, of which 20,000,000 shares shall be designated Common Stock, par value $.24 per share, and 2,000,000 shares shall be designated Preferred Stock, par value of $1.00 per share. The relative rights, preferences and limitations of the shares of each class are as follows:







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                  (a)      The Preferred Stock authorized hereby may be issued
                           (i) in such series and with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and with such qualifications, limitations or restrictions thereon, as the Board of Directors shall fix by resolution, and (ii) in such number of shares in each series as the Board of Directors, by resolution or resolutions, shall fix; provided that the aggregate number of all shares of Preferred Stock issued does not exceed the number of shares of Preferred Stock authorized hereby; and, provided further, that the Series D Convertible Redeemable Preferred Stock authorized by the Board of Directors of the Corporation by unanimous written consent on March 30, 1994, shall have their relative rights, preferences and limitations set forth in the Certificate of Amendment to the Certificate of Incorporation of the Corporation filed by the Department of State on April 20, 1994.

                  (b) Holders of Common Stock shall be entitled to such dividend, liquidation and voting rights and such other rights and privileges as are provided by the Business Corporation Law, subject to the rights of holders of Preferred Stock issued pursuant to the provisions of paragraph (a) above.


     4. The foregoing amendments to the Certificate of Incorporation of the Corporation were authorized by the unanimous written consent of the Board of Directors of the Corporation, followed by authorization by the affirmative vote of the majority of all outstanding shares entitled to vote thereon at a meeting.

     IN WITNESS WHEREOF, the undersigned have subscribed this Certificate of Amendment to the Restated Certificate of Incorporation of the Corporation and affirm the statements herein contained as true under penalties of perjury this 6th day of March, 1996.



                                                /S/ HENRY P. SEMMELHACK
                                                ------------------------------
                                                HENRY P. SEMMELHACK, PRESIDENT


                                                /S/ MARK C. DONADIO
                                                ------------------------------
                                                MARK C. DONADIO, SECRETARY